Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34101, 033-46062, 333-84300, 333-127539, 333-149839, 333-152894, 333-159648, 333-165713, 333-183529, 333-190738, 333-194335, 333-262687 and 333-264991) of MBIA Inc. of our report dated February 28, 2023 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2023